Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors of William Penn Bank 401(k) Retirement Savings Plan

Bristol, Pennsylvania

We consent to the incorporation by reference in the Registration Statement Nos. 333-264820 and 333-255149 on Forms S-8 of William Penn Bank 401(k) Retirement Savings Plan of our report dated June 29, 2022, relating to our audit of the financial statements and supplemental schedule, which appears in this Annual Report on Form 11-K of the William Penn Bank 401(k) Retirement Savings Plan for the year ended December 31, 2021.

Cranberry Township, Pennsylvania

June 29, 2022